EX-23.2

                          Gordon, Hughes & Banks, LLP
                         5299 DTC Boulevard, Suite 1000
                           Greewood Village, CO 80111
                            Telephone (303) 770-5700
                               Fax (303) 770-7581

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Paygard, Inc.
    Commission File # 0-29685

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of Paygard, Inc. dated February 23, 2004.




                                      /s/ Gordon, Hughes,& Banks, LLP
                                        ---------------------------------------
                                          Gordon, Hughes & Banks, LLP

Denver, Colorado
February 23,2004